Exhibit (f)

CONSENT OF

KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft hereby consents to the incorporation by reference into Registration Statement Nos. 333-161148 and 333-206800 of Oesterreichische Kontrollbank Aktiengesellschaft (filed under Schedule B) of its report dated February 28, 2017 relating to the December 31, 2016 financial statements of Oesterreichische Kontrollbank Aktiengesellschaft, which report appears in this Annual Report on Form 18-K for the year ended December 31, 2016.

Vienna, Austria

Date: April 26, 2017

/s/ Martin Wagner
Name:	DDr. Martin Wagner
KPMG Austria GmbH Wirtschaftsprüfungs- und Steuerberatungsgesellschaft

Vienna, Austria